UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 21, 2012

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2012, American Greetings Corporation (“American Greetings”) amended its Amended and Restated Receivables Purchase Agreement, dated as of October 24, 2006, among AGC Funding Corporation, a Delaware corporation and wholly-owned consolidated subsidiary of American Greetings, American Greetings, as Servicer, members of the various Purchaser Groups from time to time party thereto (the “Purchasers”), and PNC Bank, National Association, as Administrator and LC Bank (the “Agreement”). The amendment decreases the amount of available financing under the Agreement from $70 million to $50 million and extends the Agreement for an additional three years. The Agreement, which was scheduled to expire on September 21, 2012, will now extend until October 1, 2015; provided, however, that in addition to customary termination provisions, the Agreement will terminate upon the termination of the liquidity commitments obtained by the Purchasers from third party liquidity providers. Such commitments may be made available to the Purchasers for one-year periods only, and there can be no assurances that the third party liquidity providers will renew or extend their commitments to the Purchasers in which case the Agreement will terminate and American Greetings will not receive the benefit of the entire three year term of the Agreement.

PNC Bank and its affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, trustee, financial and other services to American Greetings, including letters of credit, depository and account processing services, and underwriting in connection with American Greetings recent sale of its 7.375% Senior Notes due 2021, in any such case for which American Greetings has paid and intends to pay customary fees.

The foregoing description of the amendment to the Amended and Restated Receivables Purchase Agreement is qualified in its entirety by reference to the copy of the amendment attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 26, 2012, American Greetings issued a press release announcing receipt of a “going private” proposal. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including exhibit 99.1 attached hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description

Exhibit 10.1	Seventh Amendment to Amended and Restated Receivables Purchase Agreement, dated as of September 21, 2012, among AGC Funding Corporation, American Greetings Corporation, in its capacity as Servicer, PNC Bank, National Association, in its individual capacity, as purchaser agent for Market Street Funding LLC, as Administrator for each Purchaser Group and as issuer of Letters of Credit, and Market Street Funding LLC, as a Conduit Purchaser and as a Related Committed Purchaser.

Exhibit 99.1	Press release announcing receipt of a “going private” proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Gregory M. Steinberg
Gregory M. Steinberg
Treasurer and Executive Director,
Investor Relations

Date: September 26, 2012

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